                                                                  Exhibit 1.6(a)
                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT


To Whom These Presents Come, Greeting:

WHEREAS, there have been presented to me at this office, Articles of Amendment for:

                    FIRST PENN-PACIFIC LIFE INSURANCE COMPANY

and said Articles of Amendment have been prepared and signed in accordance with the revisions of an Act entitled

                       "An Act concerning insurance, and declaring an emergency," approved March 6, 1935, Section 11C of Chapter 15A of the Acts of 1935.

NOW, THEREFORE, I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is January 1, 1993.



                                        In Witness Whereof, I have hereunto set
                                        my hand and affirmed the seal of the
                                        State of Indiana, at the City of
                                        Indianapolis, this Twentieth day of
                                        November, 1992.




                                        /s/ Joseph H. Hogsett
                                        ----------------------------------------
                                        Joseph H.  Hogsett, Secretary of State




                                        By   /s/ Michael W.   [ILLEGIBLE]
                                        ----------------------------------------
[seal]                                     Deputy

[State of Indiana]
[Offices of Attorney General]                         [Indianapolis]
[Linley E. Pearson, Attorney General]                 [46204-2794]
[200 West Washington Street]
[219 State House]

                                November 18, 1992


                                  CERTIFICATION

       I have examined the Articles of Amendment of Articles of Incorporation of First Pen-Pacific Life Insurance Company and I certify that they conform to the provisions of the Indiana Insurance Law and are not inconsistent with the State and Federal Constitutions.

                                        Respectfully submitted,

                                        LINLEY E. PEARSON
                                        Attorney General of Indiana


                                        By. /s/ Terry G. Duga
                                            ------------------------------------
                                                Terry G. Duga
                                                Deputy Attorney General

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                    FIRST PENN-PACIFIC LIFE INSURANCE COMPANY
            A REDOMESTICATED STATE OF PENNSYLVANIA INSURANCE COMPANY


       Stephen H. Lewis and James P. Sjoreen, the President and Secretary, respectively of First Penn-Pacific Life Insurance Company (the "Company"), desiring to give notice of corporate action effecting the amendment and complete restatement of the Articles of Incorporation of the Company, as amended:

                                  SUBDIVISION A

                                  THE AMENDMENT

       The text of the Articles of Incorporation has been amended and completely restated so as to provide as follows:

                           ARTICLES OF INCORPORATION
                                       OF
                    FIRST PENN-PACIFIC LIFE INSURANCE COMPANY
                       AS AMENDED AND COMPLETELY RESTATED
                                      -----

       FIRST PENN-PACIFIC LIFE INSURANCE COMPANY, a corporation existing under and pursuant to the laws of the State of Indiana (the "Company") hereby amends and completely restates the provisions of the Articles of Agreement of First Penn-Pacific Life Insurance Company which first became effective June 19, 1963, as subsequently amended, as hereinafter set forth in these Articles of Incorporation of First Penn-Pacific Life Insurance Company (the "Amended Articles of Incorporation").

       BE IT REMEMBERED that the following Amended Articles of Incorporation and all matters heretofore done or hereafter to be done are in accordance with the Indiana Insurance Law, as amended, IND. CODE Section 27-1-2-1 ET SEQ. (1992) and all acts amendatory thereof and supplemental thereto (the "Act").

                                    ARTICLE I

                                      NAME

       The name of this Company shall be First Penn-Pacific Life Insurance Company.

                                   ARTICLE II

                                     ADDRESS

       The post office address of its principal office shall be:

             1300 South Clinton Street
             Fort Wayne, IN 46802

       The name and address of its resident agent shall be:

             The Prentice-Hall Corporation System, Inc.
             Circle Tower
             Indianapolis, IN 46204

                                   ARTICLE III
                               PURPOSES AND POWERS

       This Company is formed for the purpose of conducting the business of, and acting as, an insurance company with the power to write such insurance as is authorized under Class 1 of IND. CODE Section 27-1-5-1 (1992), as amended. The Company shall have all of the rights and powers as set forth in IND. CODE
Section 27-1-7-2 (1992), as amended, and shall have the power to do all acts and things necessary, convenient or expedient to carry out the purposes for which it was formed.

                                   ARTICLE IV
                               PERIOD OF EXISTENCE

       The period during which the Company shall continue is perpetual.

                                    ARTICLE V
                        CAPITAL STOCK AND PAID-IN CAPITAL


       SECTION 1. PAID-IN CAPITAL. The Company shall have $2,500,000 in paid-in capital.

       SECTION 2. AUTHORIZED SHARES.

              A. AUTHORIZED STOCK. The authorized shares of capital stock of the Company shall consist of 200,000 shares of Common Stock, each of which shall have a par value of twelve and 50/100 dollars ($12.50) per share.

              B. RELATIVE RIGHTS. All shares of Common Stock shall have the same terms, conditions, rights, preferences, limitations and restrictions as all other shares of Common Stock.

              C. VOTING RIGHTS. Each holder of record of shares of Common Stock of the Company shall have the right to one vote for each share of Common Stock standing in the shareholder's name on the books of the Company on each matter submitted to a vote at any meeting of the shareholders.

       SECTION 3. EQUITABLE INTEREST IN RIGHTS OR SHARES. The Company, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Company as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Company shall have notice thereof.

                                   ARTICLE VI
                                PLAN OF BUSINESS

       The Company shall transact business as a stock company in accordance with
Article III of these Amended Articles of Incorporation. The Company may issue insurance policies upon both the participating and the non-participating plan. Payment of dividends in respect of capital stock of the Company shall be subject to the rights, if any, of policyholders under participating policies issued by the Company.

                                   ARTICLE VII
                                  INCORPORATORS

         The names, occupations and post office addresses of the incorporators are as follows:

Name                               Occupation                                  Address
Ian M. Rolland                     Chairman and Chief Executive                1300 South Clinton St.
                                   Officer, Lincoln National                   Fort Wayne, IN 46802
                                   Corporation and The Lincoln
                                   National Life Insurance Company
Robert A. Anker                    President and Chief Operation               1300 South Clinton St.
                                   Officer, Lincoln National                   Fort Wayne, IN 46802
                                   Corporation and The Lincoln
                                   National Life Insurance Company
Richard S. Robertson               Executive Vice President,                   1300 South Clinton St.
                                   Lincoln National Corporation                Fort Wayne, IN 46802
P. Kenneth Dunsire                 Executive Vice President,                   1300 South Clinton St.
                                   Lincoln National Corporation and            Fort Wayne, IN 46802
                                   The Lincoln National Life
                                   Insurance Company
Dennis L. Schoff                   Associate Counsel,                          1300 South Clinton St.
                                   Lincoln National Corporation                Fort Wayne, IN 46802


Jonathan J. Meyers                 Associate Counsel,                          1300 South Clinton St.
                                   Lincoln National Corporation                Fort Wayne, IN 46802
Diane M. Leakey                    Senior Law Assistant,                       1300 South Clinton St.
                                   Lincoln National Corporation                Fort Wayne, IN 46802

                                  ARTICLE VIII
                             OFFICERS AND DIRECTORS


       The names and post office addresses of the offices and directors of the Company are as follows:

Name                               Address                                     Office
Stephen H. Lewis                   1801 South Meyers Road                      President & Director
                                   Oakbrook Terrace, IL 60181
James P. Sjoreen                   1801 South Meyers Road                      Vice President, Secretary,
                                   Oakbrook Terrace, IL 60181                  Treasurer & Director
Thomas W. Fitch                    1801 South Meyers Road                      Vice President
                                   Oakbrook Terrace, IL 60181
Gerald S. Griffin                  1801 South Meyers Road                      Vice President
                                   Oakbrook Terrace, IL 60181
Richard C. Klein                   1801 South Meyers Road                      Vice President & Actuary
                                   Oakbrook Terrace, IL 60181
Carol J. Peacock                   1801 South Meyers Road                      Vice President
                                   Oakbrook Terrace, IL 60181
John J. Ptaszynski                 1801 South Meyers Road                      Vice President
                                   Oakbrook Terrace, IL 60181
Robert A. Anker                    1300 South Clinton Street                   Director
                                   Fort Wayne, IN 46802
P. Kenneth Dunsire                 1300 South Clinton Street                   Director
                                   Fort Wayne, IN 46802
Richard S. Robertson               1300 South Clinton Street                   Director
                                   Fort Wayne, IN 46802
Ian M. Rolland                     1300 South Clinton Street                   Director
                                   Fort Wayne, IN 46802
Thomas M. West                     1300 South Clinton Street                   Director
                                   Fort Wayne, IN 46802

       Each of the above named directors shall serve until the next annual shareholders' meeting, and each of the officers shall serve until the board of directors meeting following the next shareholders' meeting, and until the officer's successor is chosen and qualified or until the officer's resignation, removal, death or disqualification prior thereto.

                                   ARTICLE IX
                                    DIRECTORS

       SECTION 1. MANAGEMENT. The business of the Company shall be managed by a Board of Directors. The directors shall have all of the qualifications, powers and authority and shall be subject to all limitations as set forth in the Act. The number of directors of the Company shall be specified from time to time as prescribed in the Company's bylaws.

       SECTION 2. REMOVAL. Any or all members of the Board of Directors may be removed, with or without cause, at a meeting of shareholders called for that purpose by vote of 3/4 of the shares of capital stock of the Company outstanding and entitled to vote.

                                    ARTICLE X
                             REGULATION OF BUSINESS

       SECTION 1. LOCATION OF MEETINGS. Meetings of the shareholders, the Board of Directors or any committee of the Board of Directors may be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, PROVIDED, however, that meetings of the Board of Directors may be held only at the principal office of the Company or such other place as may be unanimously designated by the Board of Directors.

       SECTION 2. CODE OF BYLAWS. The Board of Directors shall have the power to make, alter, amend or repeal the bylaws of the Company.

                                   ARTICLE XI
                                   AMENDMENTS

       The Company reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, or in any amendment hereto, or to add any provision to the Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of the Act or any amendment thereto, or by the provisions of any other applicable statute of the State of Indiana; and all rights conferred upon shareholders in the Articles of Incorporation or any amendment hereto are granted subject to this reservation.

       IN WITNESS WHEREOF, the undersigned, being all of the incorporators as set out in Article VII, execute these Articles of Incorporation and certify to the truth of the facts herein stated.


/s/ Robert A. Anker                             /s/ Ian M. Rolland
------------------------                        --------------------------
Robert A. Anker                                 Ian M. Rolland

/s/ Richard S. Robertson                        /s/ P. Kenneth Dunsire
------------------------                        --------------------------
Richard S. Robertson                            P. Kenneth Dunsire

/s/ Dennis L. Schoff                            /s/ Jonathan J. Meyers
------------------------                        --------------------------
Dennis L. Schoff                                Jonathan J. Meyers



STATE OF INDIANA        )
                        ) SS:
COUNTY OF ALLEN         )

       I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Dennis L. Schoff, Diane M. Leakey and Jonathan J. Myers, three of the incorporators executing the foregoing Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore to the truth of the facts therein stated.

       WITNESS my hand and Notarial Seal this 9th day of October, 1992.


                                                  /s/ Karen S. Miller
                                                  ---------------------------
                                                  Notary Public


                                                  Karen S. Miller
                                                  ---------------------------
                                                  (Printed Signature)

My Commission Expires: 3/5/96
                       ------

My County of Resident: Allen
                       -----


                                  SUBDIVISION B

                           MANNER OF ADOPTION AND VOTE

       ACTION BY DIRECTORS. The Board of Directors of the Company, by unanimous written consent, duly adopted a resolution proposing to the shareholders of the Company entitled to vote in respect of the Amended Articles of Incorporation that the provisions and terms of the Company's Articles of Incorporation be amended so as to read as set forth above; and called a meeting of such shareholders to be held on September 15, 1992, to adopt or reject the Amended Articles of Incorporation.

       ACTION BY SHAREHOLDERS. The Company has 200,000 shares of Common Stock issued and entitled to vote in respect of the Amended Articles of Incorporation. At a special meeting of the shareholders thereof, duly called, constituted and held on September 15, 1992, at which all of the shareholders were present in person or by proxy, the Amended Articles of Incorporation were adopted.

       The number of shares entitled to vote in respect of the Amended Articles of Incorporation, the number of shares voted in favor of the adoption of the Amended Articles of Incorporation, and the number of shares voted against such adoption are as follows:

                                             Total
                                             -----
         Shares entitled to vote:           200.000
                                            -------
         Shares voted in favor:             200.000
                                            -------
         Shares voted against:                    0
                                            -------

       COMPLIANCE WITH LEGAL REQUIREMENTS. The manner of the adoption of the Amended Articles of Incorporation and the vote by which they were adopted constitute full legal compliance with the provisions of applicable law, the Amended Articles of Incorporation, and the bylaws of the Company.

                                  SUBDIVISION C

                           EFFECTIVE DATE OF AMENDMENT

       These Amended Articles of Incorporation shall be effective at 12:01 A.M., January 1, 1993.

                                  SUBDIVISION D

                       SURVIVAL OF ASSETS AND LIABILITIES

       At and after the effective time of the redomestication as an Indiana company, the Company shall succeed to and possess, without further act or deed: all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of First Penn-Pacific Life Insurance Company, a Pennsylvania company ("FPP(PA)"); all debts due to FPP(PA) of whatever account; and all claims, demands, property, rights, privileges, powers and franchises and every other interest of FPP(PA). Furthermore, the title to any real estate vested by deed or otherwise in FPP(PA) shall not revert or be in any way impaired by reason of the redomestication, but shall be vested in the Company; all rights of creditors and all liens upon any property of the Company or of FPP(PA) shall be preserved unimpaired, limited in lien to the property affected by such lien at the effective time of the redomestication; and all debts, liabilities, and duties of FPP(PA) shall thenceforth attach to the Company and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

       IN WITNESS WHEREOF, the undersigned officers execute these Amended Articles of Incorporation of the Company and certify to the truth of the facts herein stated, this 9th day of October, 1992.

                                                  /s/ Stephen H. Lewis
                                                  ---------------------------
                                                  Stephen H. Lewis, President


                                                  /s/ James P. Sjoreen
                                                  ---------------------------
                                                  James P. Sjoreen, Secretary

STATE OF ILLINOIS      )
                       ) S:
COUNTY OF DUPAGE       )

       I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Illinois, certify that Stephen H. Lewis, President and James P. Sjoreen, Secretary, the officers executing the foregoing Articles of Amendment of the Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore to the truth of the facts therein stated.

       WITNESS my hand and Notarial Seal this 9th day of October, 1992.


                                                  /s/ Julie A. Brendt
                                                  ---------------------------
                                                  Notary Public


                                                  Julie A. Brendt
                                                  ---------------------------
                                                  Printed Signature

My Commission Expires: 3/9/93
                       ------
My County of Resident:  DuPage
                        ------

This Instrument Prepared by: Dennis L. Schoff, Attorney-at-Law, 1300 South Clinton Street, Fort Wayne, Indiana 46802.